Exhibit 4.7

SECOND SUPPLEMENTAL INDENTURE

among

BANCO BILBAO VIZCAYA ARGENTARIA, S.A.,

as Issuer,

THE BANK OF NEW YORK MELLON, LONDON BRANCH,

as Trustee, Paying Agent and Transfer Agent

THE BANK OF NEW YORK MELLON,

as Security Registrar

March 3, 2026

$1,000,000,000

5.127% SENIOR NON-PREFERRED FIXED RATE NOTES DUE 2036

i

THIS SECOND SUPPLEMENTAL INDENTURE, dated as of March 3, 2026 is among Banco Bilbao Vizcaya Argentaria, S.A., a sociedad anónima incorporated under the laws of the Kingdom of Spain (the “Issuer” or the “Company”), having its principal executive office located at Calle Azul 4, Madrid, Spain, and The Bank of New York Mellon, a New York banking corporation duly organized and existing under the laws of the State of New York, currently having its principal corporate trust office located at 240 Greenwich Street, New York, New York 10286, United States, and acting (except with respect to its role as Security Registrar) through its London Branch currently located at 160 Queen Victoria Street, London EC4V 4LA, United Kingdom, as trustee (the “Trustee”, which term includes any successor Trustee), paying agent (the “Paying Agent”, which term includes any successor Paying Agent), transfer agent (the “Transfer Agent”, which term includes any successor Transfer Agent), and Security Registrar (the “Second Supplemental Indenture”).

WITNESSETH:

WHEREAS, the Company and the Trustee have executed and delivered a Senior Non-Preferred Debt Securities Indenture, dated as of July 31, 2025 (the “Original Indenture”), to provide for the issuance of the Company’s Securities (as such term is defined therein);

WHEREAS, the Company hereto desires to issue a new series of Securities to be known as the 5.127% Senior Non-Preferred Fixed Rate Notes due 2036 (Bonos Simples No Preferentes Febrero 2026-SEC-12) (the “SNP Securities”);

WHEREAS, the parties hereto desire to establish that the SNP Securities shall be issued in the form of one or more Global Securities substantially in the form of Exhibit A to this Second Supplemental Indenture pursuant to Sections 2.01 and 3.01 of the Original Indenture;

WHEREAS, Section 9.01(c) of the Original Indenture permits the Company and the Trustee to enter into a supplemental indenture to establish the form or terms of Securities of any series as permitted under Sections 2.01 and 3.01 of the Original Indenture without the consent of Holders;

WHEREAS, Section 9.01(j) of the Original Indenture permits the Company and the Trustee to delete, amend or supplement any provision of the Original Indenture, subject to certain conditions, without the consent of Holders;

WHEREAS, this Second Supplemental Indenture shall amend and supplement the Original Indenture but only with respect to the SNP Securities; to the extent the terms of the Original Indenture (as amended and supplemented by this Second Supplemental Indenture) are inconsistent with the provisions of this Second Supplemental Indenture, the terms of this Second Supplemental Indenture shall control and prevail, but only with respect to the SNP Securities. The Original Indenture, as amended and supplemented by, and together with, this Second Supplemental Indenture are hereinafter referred to as the “Indenture;”

WHEREAS, there are no Securities outstanding of any series created prior to the execution of this Second Supplemental Indenture that are entitled to the benefit of the provisions set forth herein or that would be adversely affected by such provisions; and

WHEREAS, the Company has requested and does hereby request that the Trustee execute and deliver this Second Supplemental Indenture, and whereas all actions required by the Company to be taken in order to make this Second Supplemental Indenture a valid, binding and enforceable instrument in accordance with its terms, have been taken and performed, and the execution and delivery of this Second Supplemental Indenture have been duly authorized in all respects,

NOW, THEREFORE, the Company and the Trustee mutually covenant and agree as follows:

ARTICLE 1

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 1.01. Definitions. For all purposes of this Second Supplemental Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(a) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

(b) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

(c) unless the context otherwise requires, any reference to an “Article” or a “Section” means an Article or a Section, as the case may be, of this Second Supplemental Indenture;

(d) the words “herein”, “hereof”, “hereto”, and “hereunder” and other words of similar import refer to this Second Supplemental Indenture as a whole and not to any particular Article, Section or other subdivision;

(e) the word “or” is always used inclusively (for example, the phrase “A or B” means “A or B or both”, not “either A or B but not both”);

(f) the term “including” means “including without limitation;

(g) all terms used but not defined in this Second Supplemental Indenture, which are defined in the Original Indenture (as amended and supplemented hereby), shall have the meanings assigned to them in the Original Indenture (as amended and supplemented hereby);

(h) references herein to any act or statute or any provision of any act or statute shall be deemed also to refer to any statutory modification or re-enactment thereof or any statutory instrument, order or regulation made thereunder or under such modification or re-enactment; and

(i) the following terms used in this Second Supplemental Indenture shall have the following meanings:

“Business Day” means any day, other than Saturday or Sunday, that is neither a Legal Holiday nor a day on which banking institutions are authorized or required by law, regulation or executive order to close in the City of New York, London or Madrid.

“Company” means the Person named as “Company” in the first paragraph of this Second Supplemental Indenture until a successor Person shall have become such pursuant to the applicable provisions of the Indenture, and thereafter “Company” shall mean such successor Person, and any other obligor upon the SNP Securities.

“Depository” and “U.S. Depository” shall have the meanings ascribed to such terms in Section 1.01 of the Original Indenture. The Depository Trust Company (and its successors) is hereby designated as Depository and U.S. Depository with respect to the SNP Securities.

“Interest Payment Date” has the meaning ascribed in Section 2.04(b).

“Issue Date” means March 3, 2026.

“Issuer” means the Person named as “Issuer” in the first paragraph of this Second Supplemental Indenture until a successor Person shall have become such pursuant to the applicable provisions of the Indenture, and thereafter “Issuer” shall mean such successor Person, and any other obligor upon the SNP Securities.

“Paying Agent” means the Person named as “Paying Agent” in the first paragraph of this Second Supplemental Indenture.

“Redemption Date” has the meaning ascribed in Section 2.08.

“Redemption Price” has the meaning ascribed in Section 2.08.

“Regular Record Date” means the 15th calendar day before the applicable Interest Payment Date.

“Stated Maturity Date” means March 3, 2036.

“Transfer Agent” means the Person named as “Transfer Agent” in the first paragraph of this Second Supplemental Indenture.

“Trustee” means the Person named as “Trustee” in the first paragraph of this Second Supplemental Indenture.

Section 1.02. Conflict with Trust Indenture Act. If any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act that is required under such Act to be a part of and govern the Indenture, the provision of the Trust Indenture Act shall control. If any provision of this Second Supplemental Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the provision of the Trust Indenture Act shall be deemed to apply to this Second Supplemental Indenture as so modified or to be excluded, as the case may be.

Section 1.03. Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 1.04. Successors and Assigns. All covenants and agreements in this Second Supplemental Indenture made by the Issuer shall bind its successors and assigns, whether so expressed or not.

Section 1.05. Separability Clause. In case any provision in this Second Supplemental Indenture or the SNP Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 1.06. Benefits of Indenture. Nothing in the Indenture or the SNP Securities, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders of SNP Securities, any benefit or any legal or equitable right, remedy or claim under the Indenture.

Section 1.07. Governing Law. This Second Supplemental Indenture and the SNP Securities (except as set forth herein and therein) shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made or instruments entered into and, in each case, performed in said state, except that the authorization and execution by the Company of this Second Supplemental Indenture, the authorization, issuance and execution by the Company of the SNP Securities, Section 2.10 hereof, the SNP Securities to the extent set forth therein and the Original Indenture (as amended and supplemented hereby) to the extent set forth therein shall be governed by and construed in accordance with the common laws (derecho común) of Spain.

Section 1.08. Submission to Jurisdiction. Except as provided in the immediately following two sentences, the Company hereby irrevocably submits to the non-exclusive jurisdiction of any U.S. federal or state court in the Borough of Manhattan, the City of New York, New York in any suit or proceeding arising out of or relating to the SNP Securities or the Indenture, and irrevocably waives, to the extent it may effectively do so, any objection it may have now or hereafter to the laying of the venue of any such suit or proceeding. Notwithstanding anything to the contrary in the SNP Securities or the Indenture, the Spanish courts in the city of Madrid shall have exclusive jurisdiction in respect of any suit or proceeding arising out of or relating to the SNP Securities or the Indenture arising out of, relating to or in connection with the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority (a “Bail-in Dispute”) and accordingly each of the Company, the Trustee, each Holder and beneficial owner of any SNP Securities and each Agent submits, to the extent it may effectively do so, to the exclusive jurisdiction of such Spanish courts in relation to any Bail-in Dispute. Each of the Company, the Trustee, each Holder and beneficial owner of any SNP Securities and each Agent further irrevocably waives, to the extent it may effectively do so, any objection to the Spanish courts in the city of Madrid on the grounds that they are an inconvenient or inappropriate forum in respect of any Bail-in Dispute.

Section 1.09. Execution in Counterparts. This Second Supplemental Indenture may be executed manually, by facsimile or by electronic signature in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument. The exchange of copies of this Second Supplemental Indenture and of signature pages by email or other electronic format (including, without limitation, “pdf,” “tif” or “jpg”) transmission or other electronically-imaged signature (including, without limitation, DocuSign, Signaturit or Adobe Acrobat Sign) or transmission shall constitute effective execution and delivery of this Second Supplemental Indenture as to the parties hereto and may be used in lieu of the original Second Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by email or other electronic format (e.g., “pdf,” “tif” or “jpg”) (including, without limitation, DocuSign, Signaturit or Adobe Acrobat Sign) shall be deemed to be their original signatures for all purposes. Unless otherwise provided herein or in the SNP Securities, the words “execute,” “execution,” “signed,” and “signature” and words of similar import used in or related to any document to be signed in connection with this Second Supplemental Indenture, any SNP Securities or any of the transactions contemplated hereby or thereby (including amendments, waivers, consents and other modifications) shall be deemed to include electronic signatures and the keeping of records in electronic form, each of which shall be of the same legal effect, validity and enforceability as a manually executed signature in ink or the use of a paper-based recordkeeping system, as applicable, to the fullest extent as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, and any other similar state laws based on the Uniform Electronic Transactions Act.

Section 1.10. Recitals by the Issuer. The recitals in this Second Supplemental Indenture are made by the Issuer only and not by the Trustee, and all of the provisions contained in the Original Indenture (as amended and supplemented hereby) in respect of the rights, privileges, immunities, powers and duties of the Trustee shall be applicable in respect of the SNP Securities and of this Second Supplemental Indenture as fully and with like effect as if set forth herein in full.

Section 1.11. Ratification and Incorporation of Original Indenture. As amended and supplemented hereby with respect to the SNP Securities, the Original Indenture is in all respects ratified and confirmed, and the Original Indenture (as so amended and supplemented) and this Second Supplemental Indenture shall be read, taken and construed as one and the same instrument. In the event of any conflict between the terms and conditions of the Original Indenture (as amended and supplemented hereby) and the terms and conditions of this Second Supplemental Indenture, the terms and conditions of this Second Supplemental Indenture shall prevail.

ARTICLE 2

SNP SECURITIES

Section 2.01. Creation of SNP Securities. There is hereby created a new series of senior non-preferred debt securities, the SNP Securities, to be issued under the Indenture. The SNP Securities will be issued at 100% of their principal amount by means of the public deed of issuance executed on February 24, 2026 and registered with the Commercial Registry of Vizcaya (Registro Mercantil de Vizcaya) on March 2, 2026.

Section 2.02. Limitation on Aggregate Principal Amount of SNP Securities. The aggregate principal amount of the SNP Securities shall initially be limited to $1,000,000,000 (except as otherwise provided in the Original Indenture (as amended and supplemented hereby)). The Issuer may from time to time, without the consent of the Holders of SNP Securities, create and issue further securities having the same terms and conditions as the previously issued SNP Securities in all respects (or in all respects except for the issue date, the original interest accrual date and/or the issue price), so that such further issue shall be consolidated and form a single series with the Outstanding SNP Securities; provided, however, that any such further issuance will only be made if either such additional securities are issued with no more than de minimis original issue discount for U.S. federal income tax purposes or any such further issuance is a “qualified reopening” as such term is defined under U.S. Treasury Regulations Section 1.1275-2(k)(3) promulgated under the U.S. Internal Revenue Code of 1986, as amended.

Section 2.03. Payment of Principal. The principal of the Outstanding SNP Securities shall be due and payable on the Stated Maturity Date or on such earlier date as the principal thereof may become due and payable in accordance with the provisions hereof.

Section 2.04. Interest and Interest Rate. (a) From (and including) the Issue Date to (but excluding) the Stated Maturity Date or any date of earlier redemption, the SNP Securities will bear interest at a fixed rate of 5.127% per annum.

(b) The Issuer will pay interest in arrears on the SNP Securities semi-annually on March 3 and September 3 of each year (each an “Interest Payment Date”), commencing on September 3, 2026, up to (and including) the Stated Maturity Date or any date of earlier redemption.

(c) Interest on the SNP Securities will be computed on the basis of a 360-day year of twelve 30-day months. Except as described below for the first Interest Payment Date, on each Interest Payment Date, the Issuer will pay interest on the SNP Securities for the period commencing on (and including) the immediately preceding Interest Payment Date and ending on (and including) the day immediately preceding that Interest Payment Date.

(d) On the first Interest Payment Date, the Issuer will pay interest for the period beginning on (and including) the Issue Date to (but excluding) September 3, 2026.

(e) If any Interest Payment Date falls on a day that is not a Business Day, the related interest payment shall be postponed to the next day that is a Business Day, and no interest on such payment shall accrue for the period from and after such Interest Payment Date.

(f) If the Stated Maturity Date or date of earlier redemption of any SNP Security falls on a day that is not a Business Day, payment of principal and interest on the applicable SNP Security will be made on the next succeeding day that is a Business Day, and no interest will accrue for the period from and after such Stated Maturity Date or date of earlier redemption.

(g) Interest on each SNP Security will be paid only to the Person in whose name such SNP Security was registered at the close of business on the Regular Record Date for the applicable Interest Payment Date.

Section 2.05. Denominations, Minimum Purchase Amount. The SNP Securities may be issued in minimum denominations of $200,000 with increments of $200,000 thereafter.

Section 2.06. Paying Agent. (a) Upon the terms and subject to the conditions contained herein, the Issuer hereby appoints The Bank of New York Mellon, London Branch as the initial Paying Agent under the Indenture for the purpose of performing the functions of the Paying Agent with respect to the SNP Securities, and the Paying Agent hereby accepts such appointment.

(b) The Paying Agent shall exercise due care in performing the functions of the Paying Agent for the SNP Securities.

(c) The Paying Agent accepts its obligations set forth in the Indenture (including Section 6.16 of the Original Indenture), upon the terms and subject to the conditions set forth in the Indenture, including the following, to all of which the Issuer agrees:

(i) The Paying Agent shall be entitled to such compensation as may be agreed in writing with the Issuer for all services rendered by the Paying Agent, and the Issuer promises to pay such compensation and to reimburse the Paying Agent for the reasonable out-of-pocket expenses (including reasonable counsel fees and expenses) incurred by it in connection with the services rendered by it hereunder upon receipt of such invoices as the Issuer shall reasonably require. The Issuer agrees to indemnify the Paying Agent for, and to hold it harmless against, any and all loss, liability, damage, claims or expenses (including the costs and expenses of defending against any claim of liability and excluding taxes based upon, measured by or determined by the income of the Paying Agent) incurred by the Paying Agent that arises out of or in connection with its acting as Paying Agent hereunder, except such as may result from the gross negligence, willful misconduct or bad faith of the Paying Agent or any of its agents or employees. The Paying Agent shall incur no liability and shall be indemnified and held harmless by the Issuer for, or in respect of, any actions taken, omitted to be taken or suffered to be taken in good faith by the Paying Agent in reliance upon (A) the written opinion of counsel satisfactory to it and upon obtaining the prior written consent of the Issuer or (B) written instructions from the Issuer.

The Paying Agent shall notify the Company in writing of the commencement of any action or claim in respect of which indemnification may be sought promptly after any officer of the Trustee becomes aware of such commencement (provided that the failure to make such notification shall not affect the Paying Agent’s rights hereunder) and the Company shall be entitled to participate therein. The Paying Agent shall not be authorized to settle a claim without the written consent of the Company, which consent shall not be unreasonably withheld or delayed.

(ii) In acting under the Indenture and in connection with the SNP Securities, the Paying Agent is acting solely as agent of the Issuer and does not assume any obligations to, or relationship of agency or trust for or with, any of the Holders of such SNP Securities.

(iii) The Paying Agent shall be protected and shall incur no liability for or in respect of any action taken or omitted to be taken or anything suffered by it in reliance upon the terms of the SNP Securities, any notice, direction, certificate, affidavit, statement or other paper, document or communication reasonably believed by it to be genuine and to have been approved or signed by the proper party or parties.

(iv) Unless herein otherwise specifically provided, any order, certificate, notice, request, direction or other communication from the Issuer made or given by it under any provision of the Indenture shall be sufficient if signed by an authorized person of the Issuer.

(v) The Paying Agent may, upon obtaining the prior written consent of the Issuer, perform any duties hereunder either directly or by or through agents or attorneys, and, except as otherwise provided in the Indenture, the Paying Agent shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

(d) (i) The Paying Agent may at any time resign as Paying Agent by giving written notice to the Issuer of such intention on its part, specifying the date on which its desired resignation shall become effective; provided, however, that such date shall not be earlier than 60 days after the receipt of such notice by the Issuer, unless the Issuer agrees in writing to accept less notice. The Paying Agent may be removed by the Issuer (with or without cause) at any time by the filing with it of any instrument in writing signed on behalf of the Issuer by an authorized person thereof and specifying such removal and the date when it is intended to become effective, subject to the Company providing a copy of such notice to the Trustee. Such resignation or removal shall take effect only upon the date of the appointment by the Issuer, as hereinafter provided, of a successor Paying Agent. If within 60 days after notice of resignation or removal has been given, a successor Paying Agent has not been appointed, the Paying Agent may petition a court of competent jurisdiction to appoint a successor Paying Agent.

A successor Paying Agent shall be appointed by the Issuer by an instrument in writing signed on behalf of the Issuer by an authorized person thereof and the successor Paying Agent. Upon the appointment of a successor Paying Agent and acceptance by it of such appointment, the Paying Agent so superseded shall cease to be such Paying Agent hereunder. Upon its resignation or removal, the Paying Agent shall be entitled to the payment by the Issuer of its compensation, if any is owed to it, for services rendered hereunder and to the reimbursement of all reasonable out-of-pocket expenses incurred in connection with the services rendered by it hereunder.

(ii) Any successor Paying Agent appointed hereunder shall execute and deliver to its predecessor and to the Issuer an instrument accepting such appointment hereunder, and thereupon such successor Paying Agent, without any further act, deed or conveyance, shall become vested with all the authority, rights, powers, trusts, immunities, duties and obligations of such predecessor with like effect as if originally named as such Paying Agent hereunder, and such predecessor, upon payment of its charges and disbursements then unpaid, shall thereupon become obliged to transfer and deliver, and such successor Paying Agent shall be entitled to receive, copies of any relevant records maintained by such predecessor Paying Agent.

(iii) Any Person into which the Paying Agent may be merged or converted or with which the Paying Agent may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Paying Agent shall be a party, or any Person succeeding to all or substantially all of the assets and business of the Paying Agent, or all or substantially all of the corporate trust business of the Paying Agent shall, to the extent permitted by applicable law, be the successor Paying Agent under the Indenture without the execution or filing of any paper or any further act on the part of any of the parties hereto. Notice of any such merger, conversion, consolidation or sale shall forthwith be given to the Issuer within 30 days of such merger, conversion, consolidation or sale.

Section 2.07. Security Certificates. (a) The SNP Securities shall initially be represented by one or more global certificates (the “Global Certificates”) substantially in the form of Exhibit A (attached hereto), which shall be deposited with a custodian for the Depository and the SNP Securities represented thereby will be registered in the name of a nominee of the Depository (initially Cede & Co.), for the accounts of participants in the Depository.

(b) SNP Securities represented by a Global Certificate may be transferred, in whole and not in part, only: (i) by the Depository to a nominee of the Depository, (ii) by a nominee of the Depository to the Depository or to another nominee of the Depository, or (iii) by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.

(c) Beneficial interests in any SNP Securities represented by a Global Certificate will be exchangeable for SNP Securities represented by definitive certificates (“Definitive Certificates”) only if: (i) the Depository notifies the Issuer in writing that it is unwilling, unable or ineligible to continue to act as Depository or that it has ceased to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, and, in either case, a successor Depository is not appointed by the Issuer within 60 days after the date of such notice from the Depository, (ii) the Issuer notifies the Trustee in writing that it has reasonably elected to cause the issuance of SNP Securities represented by Definitive Certificates or (iii) there shall have occurred and be continuing an Event of Default with respect to the SNP Securities.

(d) Upon the occurrence of any of the events specified in Section 2.07(c)(i), (ii) or (iii) above, SNP Securities represented by Definitive Certificates shall be (i) delivered by the Trustee in exchange for beneficial interest in SNP Securities represented by Global Certificates and (ii) registered in such names, and issued in such authorized denominations, as shall be requested by or on behalf of the Depository in accordance with its customary procedures.

Section 2.08. Redemption and Purchase. (a) The provisions of Article 11 of the Original Indenture (as amended and supplemented hereby), except for Section 11.10 thereof, will apply to the SNP Securities. Any such redemption or purchase shall be in compliance with Applicable Banking Regulations then in force and subject to the prior consent of the Regulator, if required pursuant to such regulations. The “Redemption Price” means, with respect to any SNP Securities to be redeemed pursuant to Article 11 of the Original Indenture (as amended and supplemented hereby), an amount equal to 100% of their principal amount, together with accrued but unpaid interest, if any, thereon to (but excluding) the Redemption Date. The “Redemption Date” of any SNP Securities to be redeemed will be any day fixed by the Issuer for redemption of such SNP Securities and specified in the applicable notice of redemption provided by the Issuer pursuant to Section 11.04 of the Original Indenture; provided, however, that in any case where the Redemption Date shall not be a Business Day, then the SNP Securities will not become due and payable and deposit of the Redemption Price will not be made on such Redemption Date, but the SNP Securities will become due and payable and deposit of the Redemption Price will be made on the next succeeding day that is a Business Day with the same force and effect as if the SNP Securities had become due and payable and the deposit of the Redemption Price had been made on the Redemption Date, and no interest shall accrue on the amount payable on such Redemption Date or at such time for the period from and after such Redemption Date.

(b) All or part only of the SNP Securities may be redeemed at the Redemption Price in accordance with the terms of Article 11 of the Original Indenture (as amended and supplemented hereby) at the option of the Issuer if a Tax Event occurs on or after the Issue Date of the SNP Securities.

(c) All (but not less than all) of the SNP Securities may be redeemed at the Redemption Price in accordance with the terms of Article 11 of the Original Indenture (as amended and supplemented hereby) at the option of the Issuer if an Eligible Liabilities Event occurs on or after the Issue Date of the SNP Securities.

(d) All (but not less than all) of the SNP Securities may be redeemed at the Redemption Price in accordance with the terms of Article 11 of the Original Indenture (as amended and supplemented hereby) at the option of the Issuer if, on or after the Issue Date, SNP Securities representing, in the aggregate, 75% or more of the aggregate principal amount of the SNP Securities (including, both in the numerator and the denominator, (i) any SNP Securities issued after the Issue Date, and (ii) any SNP Securities which have been cancelled by the Trustee following their surrender for cancellation in accordance with Section 11.12 of the Original Indenture) have been purchased by or on behalf of the Issuer or any member of the Group.

Section 2.09. Definitive Certificates and Authentication. Any Definitive Certificates issued in exchange for beneficial interests in the SNP Securities represented by Global Certificates pursuant to Section 2.07 of this Second Supplemental Indenture or Section 2.03 of the Original Indenture shall be issued in the State of New York. Notwithstanding any other provision in the Indenture or the SNP Securities, the SNP Securities, irrespective of whether they are represented by Global Certificates or Definitive Certificates, shall be issued and authenticated in New York.

Section 2.10. Agreement with Respect to the Exercise of Spanish Bail-in Power. (a) Notwithstanding any other term of the SNP Securities, the Indenture or any other agreements, arrangements, or understandings between the Company and any Holder, by its acquisition of the SNP Securities, each Holder (which, for the purposes of this Section 2.10, includes each holder of a beneficial interest in the SNP Securities) acknowledges, accepts, consents to and agrees to be bound by: (i) the exercise and effects of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority, which may be imposed with or without any prior notice with respect to the SNP Securities, and may include and result in any of the following, or some combination thereof: (1) the reduction or cancellation of all, or a portion, of the Amounts Due on the SNP Securities; (2) the conversion of all, or a portion, of the Amounts Due on the SNP Securities into shares, other securities or other obligations of the Company or another Person (and the issue to or conferral on the Holder of any such shares, securities or obligations), including by means of an amendment, modification or variation of the terms of the SNP Securities; (3) the cancellation of the SNP Securities; (4) the amendment or alteration of the maturity of the SNP Securities or amendment of the amount of interest payable on the SNP Securities, or the date on which the interest becomes payable, including by suspending payment for a temporary period; and (ii) the variation of the terms of the SNP Securities or the rights of Holders thereunder or under the Indenture, as deemed necessary by the Relevant Spanish Resolution Authority, to give effect to the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority.

(b) By its acquisition of the SNP Securities, each Holder acknowledges and agrees that neither a reduction or cancellation, in part or in full, of the Amounts Due on the SNP Securities or the conversion thereof into another security or obligation of the Company or another Person, in each case as a result of the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority with respect to the Company, nor the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority with respect to the SNP Securities shall: (i) give rise to a default or event of default for purposes of Section 315(b) (Notice of Defaults) and Section 315(c) (Duties of the Trustee in Case of Default) of the Trust Indenture Act; or (ii) be a default or an Event of Default with respect to the SNP Securities or under the Indenture. By its acquisition of the SNP Securities, each Holder further acknowledges and agrees that no repayment or payment of Amounts Due on the SNP Securities shall become due and payable or be paid after the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority if, and to the extent that, such amounts have been reduced, converted, cancelled, amended or altered as a result of such exercise.

(c) By its acquisition of the SNP Securities, each Holder, to the extent permitted by the Trust Indenture Act, waives any and all claims, in law and/or in equity, against the Trustee for, agrees not to initiate a suit against the Trustee in respect of, and agrees that the Trustee shall not be liable for, any action that the Trustee takes, or abstains from taking, in either case in accordance with the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority with respect to the SNP Securities. Additionally, by its acquisition of the SNP Securities, each Holder acknowledges and agrees that, upon the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority with respect to the SNP Securities: (i) the Trustee shall not be required to take any further directions from the Holders with respect to any portion of the SNP Securities that is written down, converted to equity and/or cancelled under Section 5.12 of the Original Indenture; and (ii) the Indenture shall not impose any duties upon the Trustee whatsoever with respect to the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority; provided, however, that notwithstanding the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority with respect to the SNP Securities, so long as any SNP Securities remain Outstanding, there shall at all times be a trustee for the SNP Securities in accordance with the Indenture, and the resignation and/or removal of the Trustee and the appointment of a successor trustee shall continue to be governed by the Indenture, including to the extent no additional supplemental indenture or amendment is agreed upon in the event the SNP Securities remain Outstanding following the completion of the exercise of the Spanish Bail-in Power.

(d) By its acquisition of the SNP Securities, each Holder shall be deemed to have authorized, directed and requested the Depository and any direct participant therein or other intermediary through which it holds such SNP Securities to take any and all necessary actions, if required, to implement the exercise of the Spanish Bail-in Power with respect to the SNP Securities as it may be imposed, without any further action or direction on the part of such Holder.

(e) Upon the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority with respect to the SNP Securities, the Company or the Relevant Spanish Resolution Authority (as the case may be) shall provide a written notice to the Depository as soon as practicable regarding such exercise of the Spanish Bail-in Power for purposes of notifying the Holders of such SNP Securities. The Company shall also deliver a copy of such notice to the Trustee for information purposes. No failure or delay by the Company to deliver a notice shall affect the validity or enforceability of the exercise of the Spanish Bail-in Power.

(f) If the Issuer has elected to redeem the SNP Securities but prior to the payment of the Redemption Price to Holders the Relevant Spanish Resolution Authority exercises its Spanish Bail-in Power with respect to the SNP Securities the relevant redemption notice shall be automatically rescinded and shall be of no force and effect, there shall be no redemption and consequently no payment of the Redemption Price (or any accrued interest and Additional Amounts payable under Article 11 of the Original Indenture (as amended and supplemented hereby)) will be due and payable.

(g) Upon the exercise of the Spanish Bail-in Power with respect to the SNP Securities which results in the redemption, cancellation, or the conversion into other securities, of all the Amounts Due on the SNP Securities or such SNP Securities otherwise ceasing to be outstanding, the Indenture shall be deemed satisfied and discharged as to such series of SNP Securities and such SNP Securities shall thereafter be deemed to be not “Outstanding”.

(h) Each Holder that acquires SNP Securities in the secondary market or otherwise shall be deemed to acknowledge and agree to be bound by and consent to the same provisions specified in the Indenture to the same extent as the Holders that acquire the SNP Securities upon their initial issuance, including, without limitation, with respect to this Section 2.10.

Section 2.11. Notices. Any notice, communication or other document required to be given to any person hereunder shall be given in accordance with Section 1.05 or Section 1.06 (as the case may be) of the Original Indenture. Any notice hereunder given by telephone, telecopy, letter or email shall be deemed to be received when in the ordinary course of transmission or post, as the case may be, it would be received.

Section 2.12. Instructions by Electronic Means. All of the provisions contained in the Original Indenture in respect of Instructions delivered pursuant to Electronic Means shall be applicable in respect of the SNP Securities and of this Second Supplemental Indenture as fully and with like effect as if set forth herein in full.

IN WITNESS WHEREOF, each of the parties hereto has caused this Second Supplemental Indenture to be duly executed on its behalf as of the date first above written.

BANCO BILBAO VIZCAYA ARGENTARIA, S.A., as Issuer

By:	/s/ Ignacio Echevarría Soriano
Name: Ignacio Echevarría Soriano
Title: Authorized Representative

THE BANK OF NEW YORK MELLON, LONDON BRANCH as Trustee, Paying Agent and Transfer Agent

By:	/s/ Dale, Gregory
Name: Dale, Gregory
Title: Authorised Signatory

THE BANK OF NEW YORK MELLON, as Security Registrar

By:	/s/ Dale, Gregory
Name: Dale, Gregory
Title: Authorised Signatory

[Signature Page to Second Supplemental Indenture]

EXHIBIT A

FORM OF SECURITY CERTIFICATE REPRESENTING SECURITIES

No. [●]

CUSIP NO. 05946K AU5

ISIN NO. US05946KAU51

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE THEREOF. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN CERTIFICATED FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TRUST COMPANY (THE “DEPOSITORY”) TO A NOMINEE OF THE DEPOSITORY OR BY THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY. UNLESS THIS GLOBAL SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

BANCO BILBAO VIZCAYA ARGENTARIA, S.A.

GLOBAL SECURITY

representing up to $500,000,000

5.127% Senior Non-Preferred Fixed Rate Notes due 2036

BANCO BILBAO VIZCAYA ARGENTARIA, S.A., a sociedad anónima organized under the laws of the Kingdom of Spain and having its registered office in the Kingdom of Spain (together with its successors and permitted assigns under the Indenture referred to on the reverse hereof, the “Company”), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of $500,000,000 on March 3, 2036 or on such earlier date as the principal hereof may become due and payable in accordance with the provisions hereof.

The Company further unconditionally promises, subject to the Terms and Conditions of the SNP Securities endorsed on the reverse hereof, to pay interest semi-annually in arrears on March 3 and September 3 of each year (each an “Interest Payment Date”), commencing September 3, 2026, up to (and including) the date of maturity or any date of earlier redemption, on said principal sum at a fixed rate of 5.127% per annum. The SNP Securities will bear interest from (and including) the issue date to (but excluding) the date of maturity or any date of earlier redemption. Interest shall accrue from (and including) the most recent Interest Payment Date or, with respect to the first Interest Payment Date, from (and including) the date of issuance, until the principal hereof is paid or made available for payment. The interest payable on any such Interest Payment Date will, subject to certain conditions set forth in the Indenture referred to on the reverse hereof, be paid to the Holder in whose name this SNP Security is registered as of the close of business on the 15th calendar day (whether or not such day is a Business Day) immediately preceding such Interest Payment Date.

Payment of the principal amount of, and any interest on, this SNP Security will be made by wire transfer of immediately available funds in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. Such payment shall be made to the Holder including through a paying agent of the Company for collection by the Holder.

Notwithstanding any other term of this SNP Security, the Indenture or any other agreements, arrangements, or understandings between the Company and any Holder, by its acquisition of this SNP Security, each Holder (including, for purposes of this paragraph, each holder of a beneficial interest in the SNP Security) acknowledges, accepts, consents to and agrees to be bound by: (i) the exercise and effects of the Spanish Bail-in Power (as defined on the reverse hereof) by the Relevant Spanish Resolution Authority (as defined on the reverse hereof), which may be imposed with or without any prior notice with respect to the SNP Security, and may include and result in any of the following, or some combination thereof: (1) the reduction or cancellation of all, or a portion, of the Amounts Due (as defined on the reverse hereof) on this SNP Security; (2) the conversion of all, or a portion, of the Amounts Due on this SNP Security into shares, other securities or other obligations of the Company or another person (and the issue to or conferral on the Holder of any such shares, securities or obligations), including by means of an amendment, modification or variation of the terms of this SNP Security; (3) the cancellation of this SNP Security; (4) the amendment or alteration of the maturity of this SNP Security or amendment of the amount of interest payable on this SNP Security, or the date on which the interest becomes payable, including by suspending payment for a temporary period; and (ii) the variation of the terms of this SNP Security or the rights of the Holders thereunder or under the Indenture, as deemed necessary by the Relevant Spanish Resolution Authority, to give effect to the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority. The Holder shall not have any claim against the Company in connection with or arising out of any such exercise or variation.

Reference is made to the further provisions set forth under the Terms and Conditions of the SNP Securities endorsed on the reverse hereof. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This SNP Security shall not be valid or obligatory for any purpose until the certificate of authentication of this SNP Security shall have been executed manually, by facsimile or by electronic signature by or on behalf of the Trustee under the Indenture.

[Remainder of the page left intentionally blank]

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated:

BANCO BILBAO VIZCAYA ARGENTARIA, S.A.

By:
Name:
Title:

Certificate of Authentication

This is the Global Security of a series designated herein referred to in the within-mentioned Indenture.

Dated:

Authenticated in New York

The Bank of New York Mellon, London Branch, as Trustee

By:
Authorized Signatory

[REVERSE OF SECURITY]

TERMS AND CONDITIONS OF THE SECURITIES

1. General. This security is one of a duly authorized issue of a series of senior non-preferred debt securities of the Company, designated as its 5.127% Senior Non-Preferred Fixed Rate Notes due 2036 (Bonos Simples No Preferentes Febrero 2026-SEC-12) (referred to as the “SNP Securities”), limited to the aggregate principal amount of $1,000,000,000 (except as otherwise provided in Section 2.02 of the Second Supplemental Indenture (as defined below)) and issued or to be issued pursuant to an Indenture (the “Base Indenture”) dated as of July 31, 2025 among the Company and The Bank of New York Mellon, London Branch, as trustee (together with any successor Trustee under the Indenture (as defined herein), the “Trustee”), transfer agent (together with any successor Transfer Agent under the Indenture, the “Transfer Agent”) and paying agent (together with any successor Paying Agent under the Indenture, the “Paying Agent”) and The Bank of New York Mellon, as security registrar (together with any successor Security Registrar under the Indenture, the “Security Registrar”), as amended and supplemented prior to the issuance and authentication hereof by a supplemental indenture dated as of March 3, 2026 among the Company, The Bank of New York Mellon, London Branch, as Trustee, Paying Agent and Transfer Agent, and The Bank of New York Mellon, as Security Registrar (the “Second Supplemental Indenture” and, together with the Base Indenture (as amended and supplemented by the Second Supplemental Indenture), the “Indenture”). The SNP Securities are subject to the terms and conditions of the Indenture, and such terms and conditions shall have effect as if incorporated herein. All capitalized terms used in this SNP Security but not otherwise defined herein are used as defined in the Indenture and shall have the meanings assigned to them in the Indenture. References herein to any particular Article, Section or other subdivision of the Base Indenture shall refer to any such Article, Section or other subdivision of the Base Indenture as amended and supplemented by the Second Supplemental Indenture. The holders of the SNP Securities (each a “Holder”) will be entitled to the benefits of, be bound by, and be deemed to have notice of, all of the provisions of the Indenture and reference is made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the SNP Securities and of the terms upon which the SNP Securities are, and are to be, authenticated and delivered. A copy of the Indenture is on file and may be inspected at the Corporate Trust Office of the Trustee. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this SNP Security and the terms of the Indenture, the terms of the Indenture will control.

The SNP Securities will initially be issued in the form of one or more global certificates representing the securities of this series in fully registered form without interest coupons (each a “Global Security”) deposited with The Bank of New York Mellon as custodian for the Depository. The SNP Securities will not be issued in bearer form. The SNP Securities, and transfers thereof, shall be registered as provided in Section 3.05 of the Base Indenture. Any person in whose name a SNP Security shall be registered may (to the fullest extent permitted by applicable law) be treated at all times, and for all purposes, by the Company and the Trustee as the absolute owner of such SNP Security, regardless of any notice of ownership, theft or loss or of any writing thereon.

2. Principal and Interest. (a) The principal of the Outstanding SNP Securities shall be due and payable on March 3, 2036 (the “Stated Maturity Date”) or on such earlier date as the principal thereof may become due and payable in accordance with the provisions hereof.

(b) From (and including) the Issue Date to (but excluding) the Stated Maturity Date or any date of earlier redemption, the SNP Securities will bear interest at a fixed rate of 5.127% per annum.

The Company will pay interest in arrears on the SNP Securities semi-annually on each Interest Payment Date, up to (and including) the Stated Maturity Date or any date of earlier redemption.

Interest on the SNP Securities will be calculated on the basis of a 360-day year of twelve 30-day months.

(c) Except as described below for the first Interest Payment Date, on each Interest Payment Date, the Company will pay interest on the SNP Securities for the period commencing on (and including) the immediately preceding Interest Payment Date and ending on (and including) the day immediately preceding that Interest Payment Date.

On the first Interest Payment Date, the Company will pay interest for the period beginning on (and including) the Issue Date to (but excluding) September 3, 2026.

If any Interest Payment Date falls on a day that is not a Business Day, the related interest payment shall be postponed to the next day that is a Business Day, and no interest on such payment shall accrue for the period from and after such Interest Payment Date.

“Business Day” means any day, other than Saturday or Sunday, that is neither a Legal Holiday nor a day on which banking institutions are authorized or required by law, regulation or executive order to close in the City of New York, London or Madrid.

If the Stated Maturity Date or date of earlier redemption of any SNP Security falls on a day that is not a Business Day, payment of principal and interest on the applicable SNP Security will be made on the next succeeding day that is a Business Day, and no interest will accrue for the period from and after such Stated Maturity Date or date of earlier redemption.

Interest on each SNP Security will be paid only to the Person in whose name such SNP Security was registered at the close of business on the Regular Record Date for the applicable Interest Payment Date.

3. Additional Amounts. Any amounts to be paid by the Company with respect to each SNP Security shall be paid without withholding or deduction for or on account of any and all present or future taxes or duties of whatever nature (“Taxes”) unless such withholding or deduction is required by law. In the event any such withholding or deduction is imposed or levied in respect of payment of interest (but not principal or premium (if any)) by or on behalf of Spain or any political subdivision or authority thereof or therein having the power to tax, the Company will pay to the Holder such Additional Amounts as may be necessary in order that the net amount received by the Holder of such SNP Security under the Indenture, after such withholding or deduction, shall equal the amount of interest, if any, which would have been receivable by such Holder in the absence of such withholding or deduction; provided, however, that the foregoing obligation to pay Additional Amounts will not apply:

(a) to, or to a third party on behalf of, a Holder who is liable for such Taxes by reason of such Holder (or the beneficial owner of the SNP Security for whose benefit such Holder holds such SNP Security) having some connection with Spain other than the mere holding of the SNP Security (or such beneficial interest) or the mere crediting of the SNP Security to its securities account with the relevant Depository;

(b) in the case of a SNP Security presented for payment (where presentation is required) more than 30 days after the Relevant Date, except to the extent that the Holder would have been entitled to Additional Amounts on presenting the same for payment on such thirtieth day assuming that day to have been a Business Day in such place of presentment;

(c) in respect of any Tax, assessment or other governmental charge that would not have been imposed but for the failure by the Holder or beneficial owner of the SNP Security to comply with any certification, information or other reporting requirements concerning the nationality, residence, identity or connection with the taxing jurisdiction of the Holder or beneficial owner of that SNP Security, if compliance is required by statute, regulation or administrative practice of Spain or of any political subdivision or taxing authority thereof or therein as a precondition to reduction of or relief or exemption from the Tax, assessment or other governmental charge; or

(d) to, or to a third party on behalf of, a Holder if the Company does not receive any relevant information as may be required by Spanish tax laws and regulations (including any binding rulings), including a duly executed and completed Payment Statement from the Paying Agent.

Additional Amounts will also not be paid with respect to any payment on any SNP Security to any Holder who is a fiduciary, partnership, limited liability company or Person other than the sole beneficial owner of such payment to the extent such payment would be required by the laws of Spain (or any political subdivision thereof) to be included in the income, for Spanish tax purposes, of a beneficiary or settlor with respect to such fiduciary, member of such partnership, interest holder in that limited liability company or a beneficial owner who would not have been entitled to such Additional Amounts had it been a Holder of such SNP Security.

No Additional Amounts will be paid by the Company, the Trustee or any paying agent on account of any withholding or deduction from a payment on, or in respect of, the SNP Securities where such withholding or deduction is imposed pursuant to any agreement with the U.S. Internal Revenue Service in connection with Sections 1471-1474 of the U.S. Internal Revenue Code and the U.S. Treasury regulations thereunder (“FATCA”), any intergovernmental agreement between the United States and Spain or any other jurisdiction with respect to FATCA, or any law, regulation or other official guidance enacted or issued in any jurisdiction implementing, or relating to, FATCA or any intergovernmental agreement.

4. Redemption upon a Tax Event; Redemption upon an Eligible Liabilities Event; Clean-up Call. Any redemption of the SNP Securities shall be made in accordance with the terms of Article 11 of the Base Indenture and be in compliance with Applicable Banking Regulations then in force and subject to the prior consent of the Regulator, if required pursuant to such regulations.

(a) Redemption upon a Tax Event. All or part only of the SNP Securities may be redeemed at the Redemption Price at the option of the Company if a Tax Event occurs on or after the Issue Date of the SNP Securities; provided that, if the Tax Event consists of the event described in prong (i) of the definition of “Tax Event”, no such notice to the Trustee of the redemption shall be given earlier than 90 days prior to the earliest date on which the Company would be obligated to deduct or withhold tax or pay Additional Amounts were a payment in respect of the SNP Securities then due.

Prior to any notice of redemption of the SNP Securities pursuant to this paragraph 4(a), the Company shall provide the Trustee with (i) an Officer’s Certificate of the Company stating that the Company is entitled to effect such redemption and setting forth in reasonable detail a statement of circumstances showing that the conditions precedent to the right of the Company to redeem such SNP Securities pursuant to this paragraph 4(a) have been satisfied; and (ii) an Opinion of Counsel to the effect that any of the circumstances referred to in paragraph 4(a) prevail.

(b) Redemption upon an Eligible Liabilities Event. All (but not less than all) of the SNP Securities may be redeemed at the Redemption Price at the option of the Company if an Eligible Liabilities Event occurs, on or after the Issue Date of the SNP Securities.

Prior to any notice of redemption of the SNP Securities pursuant to this paragraph 4(b), the Company shall provide the Trustee with (i) an Officer’s Certificate of the Company stating that the Company is entitled to effect such redemption and setting forth in reasonable detail a statement of circumstances showing that the conditions precedent to the right of the Company to redeem such SNP Securities pursuant to this paragraph 4(b) have been satisfied; and (ii) an Opinion of Counsel to the effect that the circumstances referred to in paragraph 4(b) prevail.

(c) Clean-up Call. All (but not less than all) of the SNP Securities may be redeemed at the Redemption Price at the option of the Company if, on or after the Issue Date, SNP Securities representing, in the aggregate, 75% or more of the aggregate principal amount of the SNP Securities (including, both in the numerator and the denominator, (i) any SNP Securities issued after the Issue Date, and (ii) any SNP Securities which have been cancelled by the Trustee following their surrender for cancellation in accordance with the Indenture) have been purchased by or on behalf of the Company or any member of the Group.

5. Event of Default. “Event of Default”, wherever used herein with respect to this SNP Security, means (whatever the reason for such Event of Default and whether it shall be voluntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) that, except as set forth in the immediately succeeding paragraph, an order shall have been made by any competent court commencing insolvency proceedings (procedimiento concursal) against the Company or an order of any competent court or administrative agency shall have been made or a resolution shall have been passed by the Company for the dissolution or winding up of the Company (except (i) in the case of a reconstruction, consolidation, amalgamation or merger carried out in compliance with the requirements set forth in Section 8.01 of the Base Indenture (in this case, even without being approved by an Act of the Holders of the SNP Securities) or (ii) in any such case for the purpose of a reconstruction or a consolidation or an amalgamation or a merger which has been approved by an Act of the Holders of the SNP Securities).

Notwithstanding any other provision in these terms or the Indenture, any Resolution or Early Intervention with respect to the Company shall not, in and of itself and without regard to any other fact or circumstance, constitute a default or an Event of Default under the immediately preceding paragraph or under any other provision in these terms or the Indenture with respect to the SNP Securities. In addition, neither (i) a reduction or cancellation, in part or in full, of the Amounts Due (as defined below) on the SNP Securities or the conversion thereof into another security or obligation of the Company or another Person, in each case as a result of the exercise of the Spanish Bail-in Power (as defined below) by the Relevant Spanish Resolution Authority (as defined below) with respect to the Company, nor (ii) the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority with respect to the SNP Securities, shall constitute an Event of Default or default under the Indenture or the SNP Securities or otherwise constitute non-performance of a contractual obligation, or entitle the Holders of the SNP Securities to any remedies, which are hereby expressly waived. In addition, no repayment or payment of Amounts Due on the SNP Securities shall become due and payable or be paid after the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority if, and to the extent that, such amounts have been reduced, converted, cancelled, amended or altered as a result of such exercise.

For the avoidance of doubt, only an Event of Default (rather than any breach or default under the Indenture or the SNP Security) may give rise to a declaration of acceleration referred to in Section 5.02 of the Base Indenture.

6. Substitution and Modification. Each Holder and beneficial owner of the SNP Securities shall, by virtue of its acquisition of the SNP Securities or any beneficial interest therein, be deemed to acknowledge, accept, consent to and agree to be bound by any substitution of or modification to the terms of the SNP Securities as set forth in Section 8.04 of the Base Indenture and to grant to the Company and the Trustee full power and authority to take any action and/or to execute and deliver any document in the name and/or on behalf of such Holder or beneficial owner, as the case may be, which is necessary or convenient to complete the substitution of or modification to the terms of the SNP Securities, as applicable. Each Holder and beneficial owner of the SNP Securities, by virtue of its acquisition of the SNP Securities or any beneficial interest therein, to the extent permitted by the Trust Indenture Act, waives any and all claims, in law and/or in equity, against the Trustee and/or the Company for, agrees not to initiate a suit against the Trustee and/or the Company in respect of, and agrees that neither the Trustee nor the Company shall be liable for, any action that the Trustee or the Company takes, or abstains from taking, in either case in connection with the substitution of or modification to the terms of the SNP Securities upon the occurrence of an Eligible Liabilities Event or a Tax Event.

7. Enforcement. No Holder of any SNP Security (which, for the purposes of this paragraph 7, includes each holder of a beneficial interest in any such SNP Security) shall have any right by virtue of or by availing itself of any provision of the Indenture or of these terms to institute any proceeding, judicial or otherwise, with respect to the Indenture or the SNP Securities or for the appointment of a receiver or trustee, or for any other remedy thereunder, unless (a) such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to the SNP Securities, specifying such Event of Default and stating that such notice is a “Notice of Event of Default” under the Indenture, (b) the Holders of not less than 25% in aggregate principal amount of the SNP Securities then Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee thereunder and such Holder or Holders have offered to the Trustee reasonable indemnity satisfactory to the Trustee against the costs, expenses and liabilities to be incurred in compliance with such request, (c) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding, and (d) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by Holders of a majority in aggregate principal amount of the Outstanding SNP Securities.

8. Status and Ranking. (a) The payment obligations of the Company under the SNP Securities on account of principal are direct, unconditional, unsubordinated and unsecured obligations of the Company and, upon the insolvency (concurso de acreedores) of the Company, in accordance with and only to the extent permitted by the Insolvency Law and any other applicable laws relating to or affecting the enforcement of creditors’ rights in Spain (including, without limitation, Additional Provision 14 of Law 11/2015), but subject to any other ranking that may apply as a result of any mandatory provision of law (or otherwise), the payment obligations of the Company under the SNP Securities with respect to claims for principal (which claims will constitute ordinary claims) will rank:

(i)

junior to any (a) privileged claims (créditos privilegiados) (which shall include, among other claims, any claims in respect of deposits for the purposes of Additional Provision 14.1 of Law 11/2015), (b) claims against the insolvency estate (créditos contra la masa), and (c) Senior Preferred Obligations;

(ii)	pari passu without any preference or priority among themselves and with all other Senior Non-Preferred Obligations; and

(iii)	senior to all subordinated obligations of, or claims against, the Company (créditos subordinados), present and future,

such that any relevant claim on account of principal in respect of the SNP Securities will be satisfied, as appropriate, only to the extent that all claims ranking senior to it have first been satisfied in full, and then pro rata with any claims ranking pari passu with it, in each case as provided above.

Upon the insolvency (concurso de acreedores) of the Company, in accordance with and to the extent permitted by the Insolvency Law and other applicable laws relating to or affecting the enforcement of creditors’ rights in Spain, but subject to any other ranking that may apply as a result of any mandatory provision of law (or otherwise), the payment obligations of the Company under the SNP Securities with respect to claims for accrued but unpaid interest on the SNP Securities shall constitute subordinated claims (créditos subordinados) against the Company ranking in accordance with the provisions of the Insolvency Law. No further interest on the SNP Securities shall accrue from the date of declaration of the insolvency of the Company. Claims in respect of Additional Amounts shall also constitute subordinated claims (créditos subordinados) against the Company.

“Insolvency Law” means the restated text of the Insolvency Law, as approved by Spanish Royal Legislative Decree 1/2020 of May 5 (Real Decreto Legislativo 1/2020, de 5 de mayo, por el que se aprueba el texto refundido de la Ley Concursal), as amended, replaced or supplemented from time to time.

“ordinary claims” means the class of claims with respect to unsecured, non-privileged and unsubordinated obligations (créditos ordinarios) of the Company which, upon the insolvency (concurso de acreedores) of the Company and pursuant to the Insolvency Law and other applicable laws relating to or affecting the enforcement of creditors’ rights in Spain, rank (i) junior to privileged claims (créditos privilegiados) (which shall include, among other claims, any claims in respect of deposits for the purposes of Additional Provision 14.1 of Law 11/2015 and any secured claims), and claims against the insolvency estate (créditos contra la masa) and (ii) senior to subordinated claims (créditos subordinados).

“Senior Non-Preferred Obligations” (créditos ordinarios no preferentes) means the obligations of the Company with respect to (i) the payment of principal under the SNP Securities and (ii) all other ordinary claims, present and future, which, upon the insolvency (concurso de acreedores) of the Company, are expressed to rank within the ordinary claims but junior to Senior Preferred Obligations.

“Senior Preferred Obligations” means the obligations of the Company with respect to all ordinary claims, present and future, other than Senior Non-Preferred Obligations.

(b) Each Holder and beneficial owner of this SNP Security, by his or her acquisition thereof, agrees to the ranking of the SNP Security as described in this paragraph 8 and, to the extent permitted by Spanish law, authorizes and directs the Trustee on his or her behalf to take such action as may be necessary or appropriate to effectuate the ranking of the SNP Securities provided in this paragraph 8 and appoints the Trustee his or her attorney-in-fact for any and all such purposes, including, if required, to grant any private or public documents on such Holder’s or beneficial owner’s behalf. Further, each such Holder and beneficial owner irrevocably waives his or her rights of priority which would otherwise be accorded to him or her under the laws of Spain, to the extent necessary to effectuate the ranking provisions of this SNP Security and to the extent permitted by Spanish law.

9. Certain Undertakings and Agreements by Holders. (a) Notwithstanding any other term of this SNP Security, the Indenture or any other agreements, arrangements, or understandings between the Company and any Holder, by its acquisition of this SNP Security, each Holder (which, for the purposes of this paragraph 9, includes each holder of a beneficial interest in the SNP Security) acknowledges, accepts, consents to and agrees to be bound by: (i) the exercise and effects of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority, which may be imposed with or without any prior notice with respect to the SNP Security, and may include and result in any of the following, or some combination thereof: (1) the reduction or cancellation of all, or a portion, of the Amounts Due on the SNP Securities; (2) the conversion of all, or a portion, of the Amounts Due on the SNP Securities into shares, other securities or other obligations of the Company or another Person (and the issue to or conferral on the Holder of any such shares, securities or obligations), including by means of an amendment, modification or variation of the terms of the SNP Securities; (3) the cancellation of the SNP Securities; (4) the amendment or alteration of the maturity of the SNP Securities or amendment of the amount of interest payable on the SNP Securities, or the date on which the interest becomes payable, including by suspending payment for a temporary period; and (ii) the variation of the terms of the SNP Securities or the rights of the Holders thereunder or under the Indenture, as deemed necessary by the Relevant Spanish Resolution Authority, to give effect to the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority.

(b) By its acquisition of this SNP Security, each Holder acknowledges and agrees that neither a reduction or cancellation, in part or in full, of the Amounts Due on the SNP Securities or the conversion thereof into another security or obligation of the Company or another person, in each case as a result of the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority with respect to the Company, nor the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority with respect to the SNP Securities shall: (i) give rise to a default or event of default for purposes of Section 315(b) (Notice of Defaults) and Section 315(c) (Duties of the Trustee in Case of Default) of the Trust Indenture Act; or (ii) be a default or an Event of Default with respect to the SNP Securities or under the Indenture. By its acquisition of this SNP Security, each Holder further acknowledges and agrees that no repayment or payment of Amounts Due on the SNP Securities shall become due and payable or be paid after the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority if, and to the extent that, such amounts have been reduced, converted, cancelled, amended or altered as a result of such exercise.

(c) By its acquisition of this SNP Security, each Holder, to the extent permitted by the Trust Indenture Act, waives any and all claims, in law and/or in equity, against the Trustee for, agrees not to initiate a suit against the Trustee in respect of, and agrees that the Trustee shall not be liable for, any action that the Trustee takes, or abstains from taking, in either case in accordance with the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority with respect to the SNP Securities. Additionally, by its acquisition of this SNP Security, each Holder acknowledges and agrees that, upon the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority with respect to the SNP Securities: (i) the Trustee shall not be required to take any further directions from the Holders with respect to any portion of the SNP Securities that is written down, converted to equity and/or cancelled under Section 5.12 of the Base Indenture; and (ii) the Indenture shall not impose any duties upon the Trustee whatsoever with respect to the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority; provided, however, that notwithstanding the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority with respect to the SNP Securities, so long as any SNP Securities remain Outstanding, there shall at all times be a trustee for the SNP Securities in accordance with the Indenture, and the resignation and/or removal of the Trustee and the appointment of a successor trustee shall continue to be governed by the Indenture, including to the extent no additional supplemental indenture or amendment is agreed upon in the event the SNP Securities remain Outstanding following the completion of the exercise of the Spanish Bail-in Power.

(d) By its acquisition of this SNP Security, each Holder shall be deemed to have authorized, directed and requested the Depository and any direct participant in the Depository or other intermediary through which it holds such SNP Security to take any and all necessary actions, if required, to implement the exercise of the Spanish Bail-in Power with respect to the SNP Security as it may be imposed, without any further action or direction on the part of such Holder.

(e) Upon the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority with respect to the SNP Securities, the Company or the Relevant Spanish Resolution Authority (as the case may be) shall provide a written notice to the Depository as soon as practicable regarding such exercise of the Spanish Bail-in Power for purposes of notifying the Holders of such SNP Securities. The Company shall also deliver a copy of such notice to the Trustee for information purposes. No failure or delay by the Company to deliver a notice shall affect the validity or enforceability of the exercise of the Spanish Bail-in Power.

(f) If the Company has elected to redeem the SNP Securities but prior to the payment of the Redemption Price to Holders the Relevant Spanish Resolution Authority exercises its Spanish Bail-in Power with respect to the SNP Securities, the relevant redemption notice shall be automatically rescinded and shall be of no force and effect, there shall be no redemption and consequently no payment of the Redemption Price (or any accrued interest and Additional Amounts payable under Article 11 of the Base Indenture) will be due and payable.

(g) Upon the exercise of the Spanish Bail-in Power with respect to the SNP Securities which results in the redemption, cancellation, or the conversion into other securities, of all the Amounts Due on the SNP Securities or such SNP Securities otherwise ceasing to be outstanding, the Indenture shall be deemed satisfied and discharged as to such series of SNP Securities and such SNP Securities shall thereafter be deemed to be not “Outstanding”.

(h) Each Holder that acquires this SNP Security in the secondary market or otherwise shall be deemed to acknowledge and agree to be bound by and consent to the same provisions specified herein and in the Indenture to the same extent as the Holders that acquire the SNP Securities upon their initial issuance, including, without limitation, with respect to this paragraph 9.

“Amounts Due”, with respect to a SNP Security, means the aggregate outstanding principal amount, together with any accrued but unpaid interest, Additional Amounts and premium (if any), due on such SNP Security. References to such amounts will include amounts that have become due and payable, but which have not been paid, prior to the exercise of the Spanish Bail-in Power (as defined below) by the Relevant Spanish Resolution Authority. References to such amounts will also include amounts held in trust by the Company, any Paying Agent or the Trustee pursuant to Section 10.03 of the Base Indenture.

“Spanish Bail-in Power” means any write-down, conversion, transfer, modification, cancellation or suspension power existing from time to time under: (i) any law, regulation, rule or requirement applicable from time to time in Spain, relating to the transposition or development of the BRRD, including, but not limited to (a) Law 11/2015, (b) RD 1012/2015 and (c) the SRM Regulation; or (ii) any other law, regulation, rule or requirement applicable from time to time in Spain pursuant to which (a) obligations or liabilities of banks, investment firms or other financial institutions or their affiliates can be reduced, cancelled, modified, transferred or converted into shares, other securities, or other obligations of such Persons or any other Person (or suspended for a temporary period or permanently) or (b) any right in a contract governing such obligations may be deemed to have been exercised.

10. Governing Law. This SNP Security shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made or instruments entered into and, in each case, performed in said state, except that the authorization, issuance and execution by the Company of the SNP Securities and paragraphs 8(a) and 9 shall be governed by and construed in accordance with the common laws (derecho común) of Spain.

11. Additional Terms. Additional terms of the SNP Securities, including but not limited to terms related to payment of defaulted interest; amendments to the Indenture and waiver of past defaults; replacement, exchange and transfer of the SNP Securities; the duties, immunities and rights of the Trustee, the Paying Agent, the Transfer Agent and the Security Registrar; notices; limitation on claims; submission to jurisdiction; and service of process, are set forth in the Indenture and shall have effect as if incorporated herein.

TRUSTEE, PAYING AGENT, TRANSFER AGENT

AND SECURITY REGISTRAR

Trustee

The Bank of New York Mellon, London Branch

160 Queen Victoria Street

London, EC4V 4LA

United Kingdom

Security Registrar

The Bank of New York Mellon

240 Greenwich Street

New York, New York 10286

Paying Agent and Transfer Agent

The Bank of New York Mellon, London Branch

160 Queen Victoria Street

London, EC4V 4LA

United Kingdom